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                                                                       Exhibit 5

                             WARSHAW BURSTEIN COHEN
                             SCHLESINGER & KUH, LLP
                                555 Fifth Avenue
                            New York, New York 10017
                            Telephone: (212) 984-7700
                            Facsimile: (212) 972-9150


                                December 2, 1999


Lazare Kaplan International Inc.
529 Fifth Avenue
New York, NY  10017

         Re:  Registration Statement on Form S-8

Gentlemen:

         You have requested our opinion, as securities counsel for Lazare Kaplan International Inc., a Delaware corporation (the "Registrant"), in connection with a registration statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), being filed by the Registrant with the Securities and Exchange Commission (the "Commission").

         The Registration Statement relates to the registration of an additional 200,000 shares (the "Shares") of common stock, $1.00 par value, of the Registrant issuable, pursuant to the Lazare Kaplan International Inc. 1997 Long Term Stock Incentive Plan (the "1997 Plan"), including upon the exercise of options granted or to be granted under the 1997 Plan.

         In preparation of this opinion, we have examined the original, photostatic, conformed or certified copies of (1) the Certificate of Incorporation, as amended to date, of the Registrant, (2) the By-Laws of the Registrant, in effect on the date hereof, (3) the records of corporate proceedings of the Registrant in our possession and as delivered to us by the executive officers of the Registrant, (4) the Registration Statement, and (5) the 1997 Plan. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents.

         Based upon the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the 1997 Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of our opinion as an exhibit to the Registration Statement.

         Partners of, and other persons associated with, our Firm beneficially own 12,050 shares of Common Stock.


                                                    Sincerely yours,



                                                    WARSHAW BURSTEIN COHEN
                                                      SCHLESINGER & KUH, LLP